CERTIFICATE OF INCORPORATION
                                       OF
                               CORDON CORPORATION

     The undersigned, a natural personal being more than eighteen years of age, acting as incorporator of a corporation pursuant to the provisions of the General Corporation Laws of the state of Delaware, does hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE I

Name
----

The name of the corporation is Cordon Corporation.

                                   ARTICLE II

Duration
--------

The duration of the corporation is perpetual.

                                  ARTICLE III

Purpose
-------

The purpose for which this corporation is organized is to transact or engage in any lawful business or activity, or to promote or conduct any legitimate object or purpose, under and subject to the laws of the state of Delaware or any other state or nation wherein this corporation shall be authorized to transact business.

                                   ARTICLE IV

                                 Capitalization

Section 1
---------

The stock of the corporation is of one class, namely common stock in the amount of f ifty million (50, 000, 000) shares of the par value of $.001 each. There shall be no cumulative voting by shareholders. Each holder of the common stock shall be entitled to one vote for each share of common stock standing in his name on the books of the Corporation.

Section 2.
----------

Except as may otherwise be provided by the Board of Directors, the shareholders shall have no pre-emptive rights to acquire any shares of this corporation.

Section 3.
----------

The stock of the corporation, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation. The common stock shall be issued for such consideration as shall be f ixed f rom time to time by the Board of Directors. In the absence of fraud, the judgment of the Board of Directors as to the value of any property for shares shall be conclusive.

                                   ARTICLE V

Registered Office
-----------------

The address of the registered office of the corporation in the state of Delaware is 1209 Orange Street, in the city of Wilmington, county of New Castle. The registered agent in charge thereof at such address is The Corporation Trust Company. The corporation may maintain such other offices, either within or out of the state of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE VI

Directors
---------

The corporation shall be governed by a board of directors and shall have not less than one (1) nor more than seven (7) directors as determined, from time to time, by the board of directors. The original board of directors shall be comprised of three (3) persons. The names and mailing addresses of the persons who are to serve as directors until the f irst annual meeting of shareholders and until their successors are elected and shall qualify are as follows:


E. Ray Lewis             4750 Almond Street
                         Dallas, TX 75247

Robert W. Daniell        4750 Almond Street
                         Dallas, TX 75247

John H. Lomax            4750 Almond Street
                         Dallas, TX 75247

                                  ARTICLE VII

Indemnification
---------------

As the board of directors may from time to time provide in the By-laws or by resolution, the corporation may indemnify its officers, directors, agents and other persons to the full extent permitted by the laws of the state of Delaware.

                                  ARTICLE VII

                            Limitation of Liability
                            -----------------------

Section 1
---------

A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware

General corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Section 2
---------

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely af f ect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICIE IX

Incorporator
------------

The powers of the incorporator shall terminate upon the filing of this certificate of incorporation. The name and mailing address of the incorporator is:

Ronald N. Vance
357 South 200 East, Suite 300
Salt Lake City, UT 84111

                                   ARTICLE X

By-Laws
-------

The directors shall have the power to make and to alter or amend the by-laws of the corporation.

Dated this 19th day of October, 1989.

                                                             /s/ Ronald N. Vance
                                                             -------------------
                                                                 Ronald N. Vince

State of Utah       )
                    ) ss.
County of Salt Lake )

     Be it remembered, that on this 19th day of October, 1989, personally appeared before me, a Notary Public, Ronald N. Vance, party to the foregoing certificate of incorporation, known to me personally to be such, and I having f irst made known to him the contents of said certificate, he did acknowledge that he signed, sealed and delivered the same as his voluntary act and deed, and deposed that the facts therein stated were truly set forth.

     Given under my hand and seal of of f ice the day and year aforesaid.

                                                            /s/ Sally Richardson
                                                            --------------------
                                                                   Notary Public

[Notary Seal]

                       CERTIFICATE AND ARTICLES OF MERGER
                                       OF
                               CORDON CORPORATION
                             (A Nevada Corporation)
                                      INTO
                               CORDON CORPORATION
                            (A Delaware Corporation)

     The undersigned officers, president and secretary of Cordon Corporation a Nevada corporation, and Cordon Corporation, a Delaware Corporation, hereby certify that the plan and agreement of merger attached as Exhibit 1 hereto and hereby made a part hereof was approved by the shareholders of Cordon Corporation, a Nevada corporation, at a special shareholders' meeting which was duly called and was held on the 14th day of November, 1989, after due notice had been given to the shareholders, and was approved by the sole shareholder of Cordon Corporation, a Delaware corporation, by consent action.

     The number of shares outstanding of each class of each corporation and the number of shares of each class of each corporation consenting and not consenting to such plan, is as follows:

                                             Number of
                                             Shares                      Number of Shares
                              Class          Outstanding         Consenting          Not Consenting
                              -----          -----------         ----------          --------------
Cordon Corporation            common stock   11,000,000          8,125,000           0
(a Nevada Corporation)        ($.001 par)

Cordon Corporation
(a Delaware Corporation)      common stock           10                 10           0
                              ($.001 par)

     All of the presently outstanding shares of Cordon Corporation a Delaware corporation, are held by Cordon Corporation, a Nevada corporation.

     IN WITNESS WHEREOF, Cordon Corporation, a Nevada corporation, and Cordon Corporation, a Delaware corporation, have caused these Articles of Merger to be executed in their respective corporate names by their respective presidents and their respective secretaries this 28th day of November, 1989.

Attest:                                                       CORDON CORPORATION
                                                            A Nevada Corporation

/s/ Robert W. Daniell                                       By: /s/ E. Ray Lewis
---------------------                                       --------------------
Robert W. Daniell, Secretary                             E. Ray Lewis; President

                               State of Delaware
                        Office of the Secretary of State


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "NAMIBIAN COPPER MINES, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE NINTH DAY OF JULY, A.D. 1999.

     AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.



2211179         8300
991279817
                                   [SEAL]
                                                             /S/ Edward J. Freel
                                                             -------------------
                                             Edward J. Freel, Secretary of State

                                                 AUTHENTICATION:         9854625

                                                           DATE:        07-09-99